Exhibit 99.1

UNITY Biotechnology, Inc. Reports First Quarter 2023 Financial Results

and Business Updates

SOUTH SAN FRANCISCO, Calif., May 9, 2023 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the first quarter ended March 31, 2023.

“The recent 48-week readout of our Phase 2 BEHOLD study of UBX1325 helped position our novel senolytic small molecule as potentially a transformative therapeutic option for patients with DME,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “Our results showed that a single injection of UBX1325 led to a statistically significant and clinically meaningful improvement in BCVA while maintaining retinal structure as measured by CST. Together with the favorable safety and tolerability profile in the BEHOLD study in DME as well as the ENVISION study in AMD, and, importantly, durability data from both studies, we have optimized our resources in preparation for a Phase 2b DME head-to-head trial against aflibercept that we plan to start in the coming months.”

The Company’s actions to prioritize resource allocation are expected to enable the initiation and achievement of key data readouts for the head-to-head Phase 2b study to explore the efficacy of UBX1325 in patients with DME as compared to aflibercept, to enable achievement of the 48-week readout of Part B of the ENVISION Phase 2 study in patients with AMD (which will include combination efficacy data of treatment with UBX1325 and aflibercept compared to aflibercept alone), and additionally to extend the Company’s runway into the fourth quarter of 2024. As part of these actions, the Company is reducing its headcount by a total of nine employees, or approximately 29%, by the middle of this year.

First Quarter 2023 Financial Results

Cash, cash equivalents and marketable securities totaled $83.4 million as of March 31, 2023 compared with $94.8 million as of December 31, 2022. UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into the fourth quarter of 2024.

Operating loss for the three months ended March 31, 2023 was $10.9 million compared to $18.9 million for the three months ended March 31, 2022. Cash used in operations during the first quarter of 2023 was $11.3 million compared to $15.0 million during the first quarter of 2022.

Research and development expenses decreased by $6.7 million, to $5.8 million for the three months ended March 31, 2023 from $12.5 million for the three months ended March 31, 2022. The decrease was primarily due to decreases of $3.9 million in personnel costs due to the Company's reduced headcount and reduction in force, $1.7 million in direct research and development expenses mainly due to the UBX1325 Phase 2 DME study nearing its completion, $0.8 million in facilities-related costs primarily due to allocation to general and administrative expenses of net expenses on East Grand facilities which have been subleased, and $0.3 million in laboratory supplies.

General and administrative expenses decreased by $1.0 million, to $4.8 million for the three months ended March 31, 2023 from $5.8 million for the three months ended March 31, 2022. The decrease was primarily due to decreases of $1.3 million in personnel-related expenses due to the Company's reduced headcount and reduction in force, partially offset by increases of $0.2 million in professional fees and $0.1 million in facilities-related costs.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 9, 2023, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)
Operating expenses:
Research and development	5,835	12,461
General and administrative	4,818	5,806
Total operating expenses	10,653	18,267
Loss from operations	(10,653)	(18,267)
Interest income	855	29
Interest expense	(1,002)	(808)
Other income (expense), net	(65)	131
Net loss	(10,865)	(18,915)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable debt securities	101	(132)
Comprehensive loss	$(10,764)	$(19,047)
Net loss per share, basic and diluted	$(0.76)	$(2.80)
Weighted-average number of shares used in computing net loss per share, basic and diluted	14,312,887	6,752,855

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$22,972	$12,736
Short-term marketable securities	60,420	82,059
Prepaid expenses and other current assets	2,989	1,740
Restricted cash	—	—
Total current assets	86,381	96,535
Property and equipment, net	7,496	7,825
Operating lease right-of-use assets	18,557	19,042
Long-term deposits	896	—
Long-term restricted cash	896	896
Other long-term assets	29	52
Total assets	$114,255	$124,350
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,470	$1,790
Accrued compensation	1,983	3,020
Accrued and other current liabilities	5,343	5,334
Current portion of long-term debt	12,783	9,476
Total current liabilities	21,579	19,620
Operating lease liability, net of current portion	26,150	26,991
Long-term debt, net	7,898	10,891
Total liabilities	55,627	57,502
Commitments and contingencies
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	529,593	527,049
Accumulated other comprehensive gain	(150)	(251)
Accumulated deficit	(470,816)	(459,951)
Total stockholders’ equity	58,628	66,848
Total liabilities and stockholders’ equity	$114,255	$124,350

Media

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Jason Spark

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Investor Contact
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Joyce Allaire
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